Exhibit 4.02

REGISTRATION RIGHTS AGREEMENT

Schedule A	-	Schedule of Investors
Schedule B	-	Key Holders

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of the      day of             , 2014, by and among King Digital Entertainment plc, a corporation organized under the laws of Ireland (together with its successors, the “Company”), each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor” and each of the shareholders listed on Schedule B hereto, each of whom is referred to herein as a “Key Holder.”

RECITALS

WHEREAS, the Investors will hold shares of the Company’s Ordinary Shares immediately prior to the Company’s proposed initial public offering;

WHEREAS, in connection with the Company’s proposed initial public offering and to induce the Investors to support such proposed initial public offering, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Ordinary Shares held by or issuable to the Investors as set forth in this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or advisor with, such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

1.2 “Business Day” means a day other than a Saturday, Sunday or other day on which banks in London, England or New York, New York are required to be closed, or are generally closed, for business.

1.3 “Damages” means any loss, damage, claim, liability (joint or several) (or any action or proceeding in respect thereof, whether commenced or threatened), costs (including costs of preparation and attorneys’ fees) and expenses (including expenses of investigation) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other U.S. federal or state law, the Companies Acts of Ireland and all regulations enacted thereunder (the “Companies Acts”) and any other applicable laws, insofar as such loss, damage, claim, liability (or any such action or proceeding in respect thereof), cost or expense arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus, form of prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents, representatives or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law, the Companies Acts, or any other applicable laws.

1.4 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

1.5 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration on Form F-4 or Form F-8, or any similar or successor registration form under the Securities Act subsequently adopted by the SEC; or (iii) a registration in which the only Ordinary Shares being registered is Ordinary Shares issuable upon conversion of debt securities that are also being registered.

1.6 “Form F-1” means such form (or, if applicable, Form S-1 or other similar form) under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7 “Form F-3” means such form (or, if applicable, Form S-3 or other similar form) under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.9 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

1.10 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement. Any actions to be taken by the Initiating Holders hereunder shall be taken by the Holders of a majority of the Registrable Securities held by all Initiating Holders.

1.11 “IPO” means the Company’s first underwritten public offering of its Ordinary Shares under the Securities Act.

1.12 “Key Holder Registrable Securities” means (a) the Ordinary Shares held by the Key Holders, (b) any Ordinary Shares issued or issuable (directly or indirectly) upon conversion, exchange and/or exercise of any other securities of the Company held by the Key Holders and (c) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such shares.

1.13 “Ordinary Shares” means shares of the Company’s Ordinary Shares, nominal value $0.00008 per share.

1.14 “Person” means any individual, corporation, partnership, trust, limited liability company, joint venture, association or other entity.

1.15 “Registrable Securities” means (i) the Ordinary Shares held by the Investors, (ii) any Ordinary Shares, or any Ordinary Shares issued or issuable (directly or indirectly) upon conversion, exchange and/or exercise of any other securities of the Company, whether currently held by, or hereafter acquired by, the Investors; (iii) the Key Holder Registrable Securities, provided, however, that such Key Holder Registrable Securities shall not be deemed Registrable Securities and the Key Holders shall not be deemed Holders for the purposes of (x) initiating a Registration Request (whether a F-1 Request or F-3 Request) and (y) except as specifically described therein, Section 3.7 (iii) any Ordinary Shares issued as (or issuable upon the conversion, exchange or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution, or by way of an equity split, combination, recapitalization or reclassification, or in connection with a merger, consolidation, conversion, business combination or reorganization, with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.11 of this Agreement.

1.16 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Ordinary Shares that are Registrable Securities and the number of shares of Ordinary Shares issuable (directly or indirectly) pursuant to then exercisable, exchangeable and/or convertible securities that are Registrable Securities.

1.17 “SEC” means the U.S. Securities and Exchange Commission.

1.18 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as amended from time to time.

1.19 “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

1.20 “Selling Expenses” means all underwriting discounts or selling commissions payable by the Holders applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form F-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request (an “F-1 Request”) from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form F-1 registration statement or similar registration statement form under the Securities Act with respect to a number of the Registrable Securities then outstanding such that the anticipated aggregate offering price would exceed $50 million, then the Company shall (i) promptly (and no later than within five (5) Business Days) after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form F-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3; provided that the Holders may issue to the Company a Demand Notice at any time prior to one hundred eighty (180) days after the effective date of the registration statement for the IPO so long as no registration statement is filed during such 180 day period and no disclosure by any party under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such Demand Notice.

(b) Form F-3 Demand. Following the IPO, the Company shall use its reasonable best efforts to qualify for registration on a Form F-3 registration statement or similar short-form registration statement under the Securities Act. If at any time when it is eligible to use a Form F-3 registration statement or similar short-form registration statement under the Securities Act, the Company receives a request (an “F-3 Request” and, together with an F-1 Request, a “Registration Request”) from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form F-3 registration statement or similar short-form registration statement with respect to all or a portion of the outstanding Registrable Securities of such Holders, then the Company shall (i) promptly (and no later than within five (5) days) after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders and (ii) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Form F-3 registration statement or such similar short-form registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within five (5) days of the date the Demand Notice is given, and in each case, subject to the provisions of Subsections 2.1(c) and 2.3. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Subsection 2.1(b) if (i) such registration would include a customary “road show” or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours (a “Marketed Offering”), and (ii) the anticipated aggregate offering price of the applicable Registrable Securities is less than $50 million.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 within five (5) Business Days of the applicable Registration Request a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its shareholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a bona fide significant acquisition, significant corporate reorganization, or other similar significant transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company (A) may not invoke this right, together with the right to postpone any registration pursuant to Subsection 2.1(d), more than once in any twelve (12) month period, (B) shall not register any securities for its own account or that of any other shareholder during such ninety (90) day period other than an Excluded Registration (so long as any such Excluded Registration does not result in any of the consequences set forth in clauses (i), (ii) or (iii) above) and (C) if requested by the Initiating Holders, the Company will otherwise continue with the preparation of the requested registration as provided herein.

(d) Subject to clause (A) of the proviso in Subsection 2.1(c), the Company shall not be obligated to file any registration statement pursuant to Subsection 2.1(a)(i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company initiated registration for an underwritten offering of newly issued Ordinary Shares (other than an Excluded Registration); provided, that (A) at the time of the applicable F-1 Request, the Company is engaged in preparations specifically for such offering, (B) the Holders may include Registrable Securities in such offering pursuant to Section 2.2, (C) the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and (D) if requested by the Initiating Holders, the Company will otherwise continue with reasonable preparations related to the requested registration as provided herein; (ii) after the Company has effected three registrations pursuant to Subsection 2.1(a), so long as the Company is eligible and able to effect an F-3 Request; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form F-3 pursuant to a request made pursuant to Subsection 2.1(b). Subject to clause (A) of the proviso in Subsection 2.1(c), the Company shall not be obligated to file any registration statement pursuant to Subsection 2.1(b) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company initiated registration for an underwritten offering of newly issued Ordinary Shares (other than an Excluded Registration); provided that (i) at the time of the applicable F-3 Request, the Company is engaged in preparations specifically for such offering, (ii) the Holders may include Registrable Securities in such offering pursuant to Section 2.2, (iii) the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective and (iv) if requested by the Initiating Holders, the Company will otherwise continue with reasonable preparations related to the requested registration as provided herein. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d), (i) until such time as the applicable registration statement has been declared effective by the SEC and remains effective for the period of time required herein, (unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d), except as otherwise provided for in Section 2.6) and provided the Company has complied with its obligations under Section 2.4, or (ii) in the case of an underwritten offering, if less than 70% of the Registrable Securities initially requested by the Holders to be included are not so included pursuant to Subsection 2.3.

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for shareholders other than the Holders) any of its Ordinary Shares under the Securities Act in connection with the public offering of such securities (other than in an Excluded Registration), the Company shall, at such time, at least 21 days prior to a registration statement is filed with the SEC give each Holder notice of such registration, which notice shall specify, to the extent known by the Company at such time and permissible under applicable laws: (i) the number of Ordinary Shares to be registered; (ii) the date that the Company intends to file for registration of such shares; (iii) the name of the managing underwriter(s); (iv) the means of distribution; and (v) a good faith estimate of the maximum offer price. Upon the request of each Holder given within ten (10) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. Each Holder shall have the right to withdraw its request for inclusion at any time before the effective date of such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements; Shelf-Take Downs.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. If the underwriting is a Marketed Offering, the underwriter(s) will be selected by the Company and shall be reasonably acceptable to the Initiating Holders. If the underwriting is not a Marketed Offering, the underwriters will be selected by the Initiating Holders. In the event of any such underwriting, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders and the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the

Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters; provided that such agreement is in customary form, and then only in such quantity as the underwriters in their reasonable and good faith discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable and good faith discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, shareholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts, estates or other similar entity established solely for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) Shelf Registrations and Take Downs. In the case of any F-3 Request, the Initiating Shareholders may specify that such registration statement shall be in the form of a “shelf” registration statement, including as an automatic shelf registration, providing for the offer and sale of Registrable Securities by the Holders on a delayed or continuous basis as permitted by the Securities Act, in which case the intended method of distribution contained in the Registration Request may be general in nature or contemplate multiple methods of distribution and, in the case of a Shelf Offering, the provisions of this Subsection 2.3(c) shall apply. At any time that a shelf registration statement covering Registrable Securities is effective, if the Initiating Holders deliver a notice to the Company (a “Take-Down Notice”) stating that they intend to sell all or part of their Registrable Securities included on the shelf registration statement (a “Shelf Offering”), then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account if applicable the inclusion of Registrable Securities by any other Holders pursuant to this subsection). In connection with any underwritten Shelf Offering (including a block trade or bought deal transaction with one or more underwriters or other third parties), the Initiating Holders or, at the request of the Initiating Holders, the Company shall also deliver the Take-Down Notice to all other Holders of Registrable Securities included on such shelf registration statement and permit each such other Holder to include its Registrable Securities included on the shelf registration statement in such Shelf Offering by notifying the Initiating Holders and the Company within 48 hours after delivery of the Take-Down Notice to such other Holder; provided that if the managing underwriter(s) of such Shelf Offering advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the managing underwriter(s) may limit the number of Registrable Securities which would otherwise be included in such Shelf Offering in the same manner as described in Subsection 2.3(a).

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Ordinary Shares (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended to keep the registration statement effective until all such Registrable Securities are sold or until this Agreement terminates pursuant to its terms; provided, further, that the Company shall furnish to and afford Selling Holder Counsel a reasonable opportunity to review and comment on all documents (including any documents to be incorporated by reference therein and all exhibits) proposed to be filed (in each case at least one (1) day prior to such filing);

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus and prospectus supplements used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement; provided, further that the Company shall furnish to and afford Selling Holder Counsel a reasonable opportunity to review and comment on all documents (including any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least one (1) day prior to such filing);

(c) furnish without charge to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus or a supplemental prospectus, as required by the Securities Act or as reasonably requested by the Holders, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions (other than the State of New York), unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including a customary “lock-up” or “market stand-off” agreement in favor of the underwriter(s) of such offering, with the selling Holders and underwriter(s) of such offering, and in connection therewith, (i) make such representations and warranties with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s)), addressed to the underwriter(s) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriter(s); (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed to each of the underwriter(s), such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) such underwriting agreement shall contain indemnification provisions and procedures no less favorable to the selling Holders than those set forth in Subsection 2.8 (or such other provisions and procedures acceptable to the Initiating Holders), with respect to all parties to be indemnified pursuant to said Subsection (and each of the foregoing shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder);

(f) cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) cooperate with the selling Holders and the underwriter(s) in connection with any filings required to be made with any self-regulatory organizations;

(h) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(i) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent or advisor retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company and its subsidiaries, and cause the Company’s and any of its subsidiaries’ officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(k) comply with all applicable rules and regulations of the SEC and make generally available to its stockholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than the time prescribed under Regulation S-X (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriter(s) in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a registration statement, which statements shall cover said 12 month periods;

(l) if requested by the managing underwriter(s) or any selling Holder to be included in such registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or amendment such information relating to such underwriting as the managing underwriter(s) or such selling Holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or amendment;

(m) in connection with any sale pursuant to a registration, cooperate with the selling Holders of Registrable Securities to be included in such registration and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates or evidence of book entry entitlements (in either case, not bearing any restrictive legends)

representing securities to be sold under such registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or such selling Holders may request;

(n) upon the occurrence of any event contemplated by Subsection 2.4(q)(iv), as promptly as practicable prepare a supplement or amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(o) enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

(p) cause the executive officers of the Company to reasonably cooperate in any offering of Registrable Securities hereunder, including reasonably appropriate participation in “road shows,” meetings and other communications with potential investors and preparation of materials for such investors;

(q) notify in writing each selling Holder, promptly (but in any event within three (3) days) after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(r) notify in writing each selling Holder promptly (but in any event within three (3) days) (i) of the issuance by the SEC of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus, (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Securities for offer or sale in any jurisdiction, and (iii) if the Company becomes aware of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(s) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors and their respective Affiliates may implement a trading program under Rule 10b5-1 of the Exchange Act in accordance with the applicable terms of such policy.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All fees and expenses (other than Selling Expenses) incurred by the Company in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees and expenses; fees and expenses of compliance with state securities or blue sky laws; printers’ and accounting fees (including the costs of printing certificates (if and to the extent necessary) for the Registrable Securities in a form eligible for deposit with clearing agencies, printing prospectuses, and printing or preparing any underwriting agreement, agreement among underwriters and related syndicate or selling group agreements, pricing agreements and blue sky memoranda); fees and disbursements of counsel for the Company; fees and disbursements of all independent certified public accountants for the Company and its subsidiaries (including the expenses of any “cold comfort” letters required by or incident to such performance); solely in the case of any company-initiated registration pursuant to Section 2.2 or for up to three Registration Requests designated by the Initiating Holders, the expenses and costs of any roadshow or investor meetings and the fees, expenses and costs of any public relations, investor relations or other consultants retained in connection with any road show or investor meetings; the fees and expenses incurred in connection with the quotation or listing of the Registrable Securities on any securities exchange or automated securities quotation system; the fees and expenses associated with any offering-related liability insurance if the Company so obtains; and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Initiating Holders (“Selling Holder Counsel”), shall be borne and paid by the Company (or a wholly owned subsidiary thereof); provided, however, that the Company (or such wholly owned subsidiary) shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1(a) if the Registration Request is subsequently withdrawn at the request of the Initiating Holders (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless (i) such withdrawal is notified to the Company by the Initiating Holders prior to the termination of any deferral or postponement period pursuant to Subsections 2.1(c) or 2.1(d) or (ii) the Initiating Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a); provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a), and such registration shall not be counted as “effected” for the purposes of Subsection 2.1(d). All Selling Expenses relating to

Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf. Nothing in this Agreement shall obligate the Company to do anything which is prohibited by Section 60 of the Companies Act 1963 of Ireland.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, employees, agents and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act; and the partners, members, officers, directors, employees, agents and shareholders of each such controlling Person, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses incurred in connection therewith by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been materially prejudiced by such delay or failure. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to participate in the defense thereof and for each indemnification claim hereunder to retain one separate counsel in each relevant jurisdiction, with the fees and expenses to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action, (ii) if the indemnifying party does not elect to assume the defense thereof as provided above, or (iii) if a mutually satisfactory counsel is not agreed upon as provided above.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder (net of any Selling Expenses incurred in connection therewith) pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses incurred in connection therewith by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise expressly superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) reasonably cooperate with the Holders in any reasonable request by such Holders that the transfer agent for the Company register the Registrable Securities in the name of Cede & Co., as nominee of the Depositary Trust Company, with book entry credits in the name of the Holder or its nominee or authorized broker;

(c) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements);

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form F-3 (at any time after the Company so qualifies to use such form); (iii) furnish to any Holder forthwith, but in any event within five (5) days following the receipt of a lawful and contractually permitted request therefor, unlegended stock certificates in connection with sales of Registrable Securities by a Holder pursuant to SEC Rule 144, or furnish to the Company’s transfer agent an opinion of counsel that such unlegended stock certificates may be issued.

2.10 “Market Stand-off” Agreement.

In the case of any Registration Request, any Shelf Offering or any Company initiated registration pursuant to Section 2.2, in each case which includes an underwritten offering, each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter(s), during the period commencing on the earlier of the date of the final prospectus (or any prospectus supplement) or, if applicable, any Registration Request or Take-Down Notice and ending on the earlier of the withdrawal of such Registration Request or Take-Down Notice and the date ninety (90) days after the date of the final prospectus or prospectus supplement (or, in the case of any registration pursuant to a Registration Request or any Shelf Offering, such lesser period as determined by the Initiating Holders), or such other period as may be requested by the Company or any underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto, (i) offer to sell, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the Holder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (such securities, collectively, “Securities”), or publicly disclose the intention to make any offer, sale, pledge or disposition of Securities, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise, in each case other than (A) Securities to be sold by the underwriters pursuant to the underwriting agreement, (B) transfers of Securities as a bona fide gift or gifts or for the purpose of estate planning, (C) dispositions, transfers or distributions of Securities to partners, members, shareholders or other equity holders of the Holder or of its Affiliates or the immediate family of the Holder (for these, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (D) by will or intestate succession upon the death of the Holder, (E) sales or transfers to the Company in connection with the repurchase of Securities by the Company, (F) sales of Ordinary Shares acquired in open market transactions after completion of the initial public offering of Ordinary Shares by the Company, (G) entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of Ordinary Shares; (H) dispositions, transfers or distributions of Securities to the Holder’s Affiliates or to any investment fund or other entity controlled or managed by the Holder or its Affiliates or (I) tenders of Securities made in response to a bona fide third-party takeover bid made to all holders of Securities or any other acquisition transaction whereby all or substantially all of the Securities are acquired by a third party; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D) or (H) each donee, distributee or transferee complies with clause (y) of Subsection 3.1; and provided further that, in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F), (G) or (H), no filing by any party (donor, donee, transferor or transferee) under the Exchange

Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution prior to the end of the restricted period. and provided that, in the case of any registration pursuant to Section 2.2, this subsection 2.10(a), shall be applicable to the Holders only if all directors and executive officers of the Company and all shareholders individually owning more than one percent (1%) of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares) have also entered into similar agreements. The underwriters in connection with such registration (the “Third Party Underwriters”) are intended third-party beneficiaries of this Subsection 2.10(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the Third Party Underwriters in connection with such registration that are consistent with this Subsection 2.10(a) or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.11 Termination of Registration Rights. The right of any Holder to make a Registration Request shall terminate upon the first date on which such Holder’s Registrable Securities represent less than two and one-half percent (2.5%) of the then-outstanding Ordinary Shares. The right of any Holder to request inclusion of Registrable Securities in any registration or Shelf Offering pursuant to Subsections 2.1, 2.2 or 2.3 shall terminate upon the date on which such Holder ceases to beneficially own any Registrable Securities.

3. Miscellaneous.

3.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder, (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members or (c) any other transferee of at least one percent (1%) of the Registrable Securities held by such Holder as of the date hereof; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.10 and (z) such transfer is permitted by or effected in conformity with the Company’s then-current Articles and Memorandum of Association. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

3.2 Rights Of Third Parties. The provisions of this agreement are for the benefit of the Third Party Underwriters referred to in Subsection 2.10 and the indemnified parties referred to in Subsection 2.8 (each, a “Third Party”) and, subject to the remaining terms of this Subsection 3.2, are intended to be enforceable by each Third Party.

Notwithstanding the preceding Subsection of this Agreement, this Agreement may be rescinded or varied in any way and at any time without the consent of any Third Party.

3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.

3.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.5 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Legal Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 3.6. If notice is given to the Company, a copy shall also be sent to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA 94041

United States of America

Attn: Jeffrey R. Vetter

William Fry

Fitzwilton House

Wilton Place

Dublin 2

Ireland

Attn: David Carthy

3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investors that are the holders of a majority of the Registrable Securities then outstanding; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended in any material respect or terminated and the observance of any material term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. Further, this Agreement may not be amended, and no provision hereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders hereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors hereunder, without also the written consent of the holders of a majority of the Registrable Securities held by the Key Holders. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 3.7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

3.10 Entire Agreement. This Agreement (including any Schedules hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

3.11 Dispute Resolution. The parties irrevocably agree that the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York shall have exclusive jurisdiction to settle any dispute or claim which may arise out of or in connection with this Agreement, its subject matter or formation (including any non-contractual dispute or claim) (“Dispute”) and that, accordingly, any suit, action or proceedings (together in this Section 3.11 referred to as “Proceedings”) arising out of or in connection with this Agreement shall be brought in such courts. Each of the parties irrevocably agree that such courts are the most appropriate and convenient courts to settle any Disputes and, accordingly, no party will argue to the contrary. Further, each party irrevocably agrees that a judgment in any Proceedings brought in such courts in relation to a Dispute shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

3.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.13 No Conflicting or Preferential Rights. The Company shall not grant any other Person (i) any demand registration rights, (ii) any registration rights that conflict with or are more favorable than the registration rights provided herein to the Investors or (iii) any piggy-back registration rights that provide for a right to include in any registration or offering any Ordinary Shares or other Securities other than after all Registrable Securities being sold by the Holders.

3.14 Specific Performance. The parties hereto recognize and agree that money damages would be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KING DIGITAL ENTERTAINMENT PLC

Signature

Print Name

Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

INVESTOR:

BELLARIA HOLDING S.À R.L.

By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

INVESTOR:

REXAVEST S.À R.L.

By:
Name:	Emilie Bordaneil
Title:	Manager

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

Riccardo Zacconi

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

John Sebastian Knutsson

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

Stephane Kurgan

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

LTS Trustees S.à.r.l., as trustee of the KvH Trust

Signature

Print Name

Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

Patrick Stymne

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

Lars Markgren

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

Thomas Hartwig

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date specified above.

KEY HOLDER:

Melvyn Morris

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

SCHEDULE A

Investors

Apax

BELLARIA HOLDING S.À R.L.

1-3, Boulevard de la Foire

L-1528 Luxembourg

R.C.S. Luxembourg B 183930

Index

REXAVEST S.À R.L.

1, Boulevard de la Foire

L-1528 Luxembourg

R.C.S. Luxembourg B 184272

SCHEDULE B

Key Holders

Riccardo Zacconi

John Sebastian Knutsson

Stephane Kurgan

LTS Trustees S.à.r.l., as trustee of the KvH Trust

Patrick Stymne

Lars Markgren

Thomas Hartwig

Melvyn Morris